Investment Medium Contract

Party A: Silverstrand International Holdings Co., Ltd. (Party A)

Party B: Hong Kong Top Might Investments Co., Ltd. (Party B)

Through the cooperative negotiation with both Party A and Party B, both parties have reached following agreement about selling 100% share equity of Hong Kong Loyal Best Property Development Limited, 100% share equity of Shenyang Hunnan Loyal Best Property Development Limited, and its project with land number of HN0634:

Article I:

Party A authorizes Party B to search for the Investor, when Party B found the Investor for Party A, then both Parties sign the Confirmation of Investor. If Party A and the Investor indicating in the Confirmation of Investor signed the definitive contract and completed the share equity transferring, Party A agrees to pay an amount of RMB65,000,000 yuan as commission to Party B.

Article II:	After Party B introduces the Investor signing the Letter of Intent and paying the deposit, the action will be considered as the Investment Medium Contract coming to effect.

Article III:

Method of commission payment: When Party A receives the payment from the Investor (the deposit is not included), Party A shall start paying the commission to Party B pursuant to the schedule and percentage of the payment by the Investor (Only good with the Hong Kong Bank Account indicated by Party B) and completing within 7 working day.

Article IV:	Non-overstepping Term: Party A shall not overstep any of the contract signed by Party B and the Investor.

Article V:	Any one of both Party A and Party B breaching the Contract should compensate all the economic loss brought to the other party due to the breaching.

Article VI:

For the disputation raised in the Contract, both parties should negotiate for solution, if the negotiation fails, both parties should ask for arbitration from the local arbitration committee where the contract was signed.

Article VII:	The Contract shall come to effect when both Party A and Party B stamp and sign.

Party A: Silverstrand International Holdings Co., Ltd.

Signing Date:

Party B: Hong Kong Top Might Investments Co., Ltd.

Signing Date: